Exhibit 99.1

Schedule A
Consolidated Obligation Bonds Committed to be Issued by the Federal Home Loan Bank of Dallas

TRADE DATE	CUSIP	SETTLEMENT DATE	MATURITY DATE	NEXT PAY DATE	CALL TYPE (1)	CALL STYLE (2)	RATE TYPE/ RATE SUB-TYPE (3)(4)	NEXT CALL DATE	INITIAL COUPON RATE	PAR AMOUNT
03/20/2019	3130AG4V4	03/21/2019	08/04/2023	08/04/2019	Non-Callable	N/A	Fixed/ Constant	N/A	2.410%	$ 3,820,000
03/21/2019	3130AG5B7	03/27/2019	03/27/2024	09/27/2019	Optional Principal Redemption	American	Fixed/ Constant	09/27/2019	2.850%	$10,000,000

(1)    Call Type Description:

Optional Principal Redemption bonds (callable bonds) may be redeemed by the Bank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.
Scheduled Amortizing bonds repay principal based upon a predetermined amortization schedule, in accordance with the terms of the bond.

(2)    Call Style Description:

American - redeemable continuously on and after the first redemption date and until maturity.
Bermudan - redeemable on specified recurring dates on and after the first redemption date until maturity.
European - redeemable on a specific date only.
Multi-European - redeemable on particular dates only.
Canary - redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.

(3)    Rate Type Description:

Conversion bonds have coupons that convert from fixed to variable or from variable to fixed on a predetermined date, according to the terms of the bond; in some cases, the variable coupon may be subject to an interest rate cap.
Fixed bonds pay interest at constant or stepped fixed rates over the life of the bond, according to the terms of the bond.
Variable bonds pay interest at rates that reset periodically over the life of the bond based upon an index such as 1-month or 3-month LIBOR or the daily Federal Funds rate, according to the terms of the bond.

(4)    Rate Sub-Type Description:

Constant bonds pay interest at constant fixed rates over the life of the bond, according to the terms of the bond.
Step-Down bonds pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step-Up bonds pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step-Up/Step-Down bonds pay interest at increasing fixed rates and then at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Capped Floater bonds pay interest at variable rates subject to an interest rate ceiling, according to the terms of the bond.
Single Index Floater bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.